EXHIBIT 5

                             PILLSBURY WINTHROP LLP
                               2550 HANOVER STREET
                               PALO ALTO, CA 94304

                                January 17, 2001

Drexler Technology Corporation
1077 Independence Avenue
Mountain View , CA 94043-1601

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      With reference to the Registration Statement on Form S-8 to be filed by Drexler Technology Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 300,000 shares of the Company's Common Stock (the "Shares") issuable to the Company's Stock Option Plan (the "Plan"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                            Very truly yours,


                                            /s/ PILLSBURY WINTHROP LLP